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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of DoubleClick Inc. of our report dated January 19, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
October 19, 1999